UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2006, SAVVIS, Inc., a Delaware corporation (“SAVVIS”), and certain of its subsidiaries entered into a Purchase Agreement to sell substantially all of the assets related to SAVVIS’ content delivery network services (the “CDN Assets”) to Level 3 Communications, Inc., a Delaware corporation (“Level 3”).

Under the terms of the Purchase Agreement, Level 3 will pay $135 million in cash and assume certain liabilities for the CDN Assets. Upon closing, the transaction is anticipated to result in net proceeds to SAVVIS of approximately $125-130 million after fees, expenses and taxes. The purchase price is subject to certain customary post closing working capital adjustments. The sale is subject to certain customary closing conditions, including, among others, the receipt of regulatory approvals and certain third party consents. The Purchase Agreement contains representations, warranties and covenants of SAVVIS and Level 3, including tax and intellectual property representations and warranties of SAVVIS. The parties have agreed to indemnify each other for breaches of their representations, warranties and covenants.

In addition, on December 21, 2006, SAVVIS Communications Corporation, a Missouri corporation and a wholly-owned subsidiary of SAVVIS (the “Company”), entered into a fifteen-year triple-net lease agreement with Digital Piscataway, LLC (“Landlord”) for data center space (the “Lease”). The Company has two five-year options to renew the Lease. Base annual rent for the fifteen-year term of the Lease is initially approximately $3.2 million and will increase by 3.0% per year, representing a capital lease obligation of approximately $30.0 million to be recorded in 2007. The Company will be required to pay all of the costs associated with the operation of the facilities, including costs such as insurance, taxes, utilities and maintenance. The Lease imposes certain obligations on the Company and grants certain rights to the Landlord in the event of a default by the Company on the Lease. The Lease contains other customary representations, warranties, obligations, conditions, indemnification provisions and termination provisions associated with leases of this nature.

The foregoing description of the Purchase Agreement and the Lease do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements present the pro forma financial position and results of operations of SAVVIS, Inc. and Subsidiaries (the “Company”) based upon historical financial information after giving effect to the sale of substantially all of the assets related to the Company’s Content Delivery Network services (“CDN”) to Level 3 Communications, Inc. (“Level 3”), pursuant to the Purchase Agreement dated December 23, 2006 between the Company and Level 3. Management believes it is highly probable the transaction will close in the first quarter of 2007 and therefore has included the unaudited pro forma condensed consolidated financial statements herein.

The unaudited pro forma condensed consolidated financial statements presented herein have been prepared in accordance with Article 11 of Regulation S-X and are based upon the Company’s audited consolidated financial statements for the year ended December 31, 2005 and the unaudited consolidated financial statements for the nine months ended September 30, 2006 and certain assumptions, as set forth in the notes to unaudited pro forma financial statements, that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented as if the sale had been completed on September 30, 2006 and the unaudited pro forma condensed consolidated statements of operations are presented as if the sale had been completed on January 1, 2005. The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the sale of CDN been completed at the beginning of or as of the periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the Company.

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(dollars in thousands)

	SAVVIS Historical	Disposition and Pro Forma Adjustments			SAVVIS Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$78,149	$135,000	(b	)	$213,149
Trade accounts receivable, net	44,156	(2,536)	(a	)	41,620
Prepaid expenses and other current assets	24,258	(107)	(a	)	24,151

Total Current Assets	146,563	132,357			278,920
Property and equipment, net	277,296	(2,727)	(a	)	274,569
Intangible assets, net	5,030	(1,845)	(a	)	3,185
Other non-current assets	13,540	—			13,540

Total Assets	$442,429	$127,785			$570,214

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Payables and other trade accruals	$45,430	$(992)	(a	)	$44,438
Current portion of capital and financing method lease obligations	2,597	—			2,597
Other accrued liabilities	82,382	(692)	(a	)	90,083
		8,393	(c	)

Total Current Liabilities	130,409	6,709			137,118
Long-term debt	255,846	—			255,846
Capital and financing method lease obligations, net of current portion	113,152	—			113,152
Other accrued liabilities	84,697	(276)	(a	)	84,421

Total Liabilities	584,104	6,433			590,537

Stockholders’ Deficit:
Common stock	512	—			512
Additional paid-in capital	687,895	—			687,895
Accumulated deficit	(827,651)	121,352	(d	)	(706,299)
Accumulated other comprehensive loss	(2,431)	—			(2,431)

Total Stockholders’ Deficit	(141,675)	121,352			(20,323)

Total Liabilities and Stockholders’ Deficit	$442,429	$127,785			$570,214

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(dollars in thousands, except share amounts)

	SAVVIS Historical	Disposition and Pro Forma Adjustments			SAVVIS Pro Forma
Revenue	$563,300	$(14,383)	(e	)	$548,917
Operating Expenses:
Cost of revenue	346,555	(9,155)	(e	)	337,400
Sales, general, and administrative expenses	142,551	(2,329)	(e	)	140,222
Depreciation, amortization, and accretion	60,370	(915)	(e	)	59,455

Total Operating Expenses	549,476	(12,399)			537,077

Income from Operations	13,824	(1,984)			11,840
Net interest expense and other	50,941	—			50,941

Net Loss	(37,117)	(1,984)			(39,101)
Accreted and deemed dividends on Series A Convertible Preferred stock	262,810	—			262,810

Net Loss Attributable to Common Stockholders	$(299,927)	$(1,984)			$(301,911)

Basic and Diluted Loss per Common Share	$(11.68)				$(11.76)

Basic and Diluted Weighted Average Common Shares Outstanding	25,681,868				25,681,868

SAVVIS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(dollars in thousands, except share amounts)

	SAVVIS Historical	Disposition and Pro Forma Adjustments			SAVVIS Pro Forma
Revenue	$667,012	$(18,149)	(e	)	$648,863
Operating Expenses:
Cost of revenue	435,548	(12,734)	(e	)	422,814
Sales, general, and administrative expenses	154,167	(3,055)	(e	)	151,112
Depreciation, amortization, and accretion	74,888	(654)	(e	)	74,234
Restructuring charges, net	3,340	—			3,340
Integration costs	2,745	—			2,745

Total Operating Expenses	670,688	(16,443)			654,245

Loss from Operations	(3,676)	(1,706)			(5,382)
Net interest expense and other	65,393	—			65,393

Net Loss	(69,069)	(1,706)			(70,775)
Accreted and deemed dividends on Series A Convertible Preferred stock	41,715	—			41,715

Net Loss Attributable to Common Stockholders	$(110,784)	$(1,706)			$(112,490)

Basic and Diluted Loss per Common Share	$(9.19)				$(9.33)

Basic and Diluted Weighted Average Common Shares Outstanding	12,060,647				12,060,647

SAVVIS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments

(a)	To eliminate substantially all historical assets and liabilities of CDN.

(b)	To reflect the cash proceeds from the sale of CDN of $135.0 million.

(c)	To account for estimated accrued liabilities related to the sale; including transaction costs, taxes and any working capital adjustments.

(d)	To reflect the gain, net of tax, on the sale of CDN.

(e)	To eliminate the historical revenues and expenses of CDN.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase Agreement dated as of December 23, 2006, by and among SAVVIS, Inc., SAVVIS Communications Corporation, the foreign entities that are signatories thereto, Level 3 Communications, LLC, and Level 3 Communications, Inc.

10.1	Data Center Lease dated December 21, 2006, by and between SAVVIS Communications Corporation and Digital Piscataway, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: December 28, 2006	By:	/s/ Jeffrey H. VonDeylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement dated as of December 23, 2006, by and among SAVVIS, Inc., SAVVIS Communications Corporation, the foreign entities that are signatories thereto, Level 3 Communications, LLC, and Level 3 Communications, Inc.

10.1	Data Center Lease dated December 21, 2006, by and between SAVVIS Communications Corporation and Digital Piscataway, LLC.